Exhibit 99.1

KILROY REALTY CORPORATION

Q3 2016 Supplemental Financial Report

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturity, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; investment in our real estate assets, which are illiquid; trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to release property at or above current market rates; costs to comply with government regulations, including environmental remediations; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; failure of interest rate hedging contracts to perform as expected and the effectiveness of such arrangements; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2015, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a member of the S&P MidCap 400 Index, is a real estate investment trust active in premier office submarkets along the West Coast. The Company owns, develops, acquires and manages real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. As of September 30, 2016, the Company’s stabilized portfolio consisted of 101 office buildings, which encompassed an aggregate of 13.6 million rentable square feet and was 96.6% occupied.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, Ph.D.	Lead Independent	John T. Fucci	Executive VP, Asset Management
Jolie Hunt		Jeffrey C. Hawken	Executive VP and COO
Scott S. Ingraham		Tracy Murphy	Executive VP, Life Science
Gary R. Stevenson		Robert Paratte	Executive VP, Leasing and Business Development
Peter B. Stoneberg		Tyler H. Rose	Executive VP and CFO
		Heidi R. Roth	Executive VP, CAO and Controller
		Mike L. Sanford	Executive VP, Northern California
		David Simon	Executive VP, Southern California
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		J.P. Morgan
James Feldman	(646) 855-5808	Anthony Paolone	(212) 622-6682
BMO Capital Markets Corp.		KeyBanc Capital Markets
John P. Kim	(212) 885-4115	Craig Mailman	(917) 368-2316
BTIG		RBC Capital Markets
Jim Sullivan	(212) 738-6139	Mike Carroll	(440) 715-2649
Citigroup Investment Research		Robert W. Baird & Co.
Michael Bilerman	(212) 816-1383	David B. Rodgers	(216) 737-7341
D. A. Davidson		Stifel, Nicolaus & Company
Barry Oxford	(212) 240-9871	John W. Guinee III	(443) 224-1307
Deutsche Bank Securities, Inc.		UBS Investment Research
Vincent Chao	(212) 250-6799	Nicholas Yulico	(212) 713-3402
Evercore ISI		Wells Fargo
Steve Sakwa	(212) 446-9462	Blaine Heck	(443) 263-6529
Green Street Advisors
Jed Reagan	(949) 640-8780

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Net income available to common stockholders per share of $0.54, including $0.05 per share related to proceeds from a property damage settlement

• FFO per share of $0.92, including $0.05 per share related to proceeds from a property damage settlement

• Revenues of $168.3 million

• Same Store GAAP NOI increased 6.8%

• Same Store cash NOI increased 13.5%

• Updated FFO Guidance range for 2016 is $3.43 to $3.47 per share with a midpoint of $3.45 per share

• Stabilized portfolio was 96.6% occupied and 97.8% leased at quarter-end

• 323,174 square feet of leases commenced in the stabilized portfolio

• 314,026 square feet of leases executed in the stabilized portfolio

Capital Markets Highlights	Strategic Highlights

• Completed a private placement of $175.0 million of ten-year, 3.35% unsecured senior notes and $75.0 million of twelve-year, 3.45% unsecured senior notes with a delayed draw option required to be exercised by February 17, 2017. No amounts were drawn or outstanding as of September 30, 2016

• As of the date of this report, there were no outstanding borrowings on our unsecured line of credit and approximately $165.0 million of unrestricted cash on hand

• In July, completed the sale of two operating properties totaling approximately 137,000 rentable square feet and a 7.0 acre undeveloped land parcel in San Diego, CA for gross proceeds of $49.0 million

• In August, entered into a contract to sell one office property in San Diego, CA for gross proceeds of approximately $12.1 million. The disposition is expected to close in the first quarter of 2017. This property is reported as held for sale as of September 30, 2016

• In August, entered into agreements with a third party that will invest for a 44% common equity interest in two existing companies that own 100 First Street and 303 Second Street in San Francisco, CA, for a total contribution of $452.9 million. The transactions were structured with a staggered closing. The 100 First Street transaction closed in August with a contribution from the third party of $191.4 million and the 303 Second Street transaction is scheduled to close in the fourth quarter of 2016

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 33 through 34 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	9/30/2016 (1) (2)	6/30/2016 (1)	3/31/2016 (1)	12/31/2015	9/30/2015 (1)
INCOME ITEMS:
Revenues	$168,348	$160,133	$145,446	$147,413	$141,553
Lease Termination Fees, net	92	78	23	150	—
Net Operating Income (3)	122,888	116,299	107,620	106,407	101,920
Acquisition-related Expenses	188	714	62	100	4
Capitalized Interest and Debt Costs	11,208	12,284	14,346	14,204	14,567
Net Income Available to Common Stockholders	50,582	29,535	170,995	25,323	101,446
EBITDA (3) (4)	109,705	101,622	94,392	94,156	90,423
Funds From Operations (4) (5) (6)	88,535	82,722	78,193	76,673	73,588
Net Income Available to Common Stockholders per common share – diluted (6)	$0.54	$0.31	$1.84	$0.27	$1.09
Funds From Operations per common share – diluted (6)	$0.92	$0.86	$0.82	$0.80	$0.77
LIQUIDITY ITEMS:
Funds Available for Distribution (5) (6)	$67,884	$64,194	$56,422	$44,389	$48,325
Dividends per common share (6)	$0.375	$0.375	$0.350	$0.350	$0.350
RATIOS:
Operating Margins	73.0%	72.6%	74.0%	72.2%	72.0%
Interest Coverage Ratio	4.4x	4.0x	3.7x	3.5x	3.4x
Fixed Charge Coverage Ratio	3.8x	3.5x	3.3x	3.1x	3.0x
FFO Payout Ratio	40.2%	43.0%	42.5%	42.9%	44.7%
FAD Payout Ratio	52.4%	55.4%	58.8%	74.1%	68.1%
ASSETS:
Real Estate Held for Investment before Depreciation	$6,632,838	$6,553,347	$6,498,443	$6,328,146	$6,354,042
Total Assets (7) (8)	6,332,139	6,298,433	6,204,110	5,926,430	6,339,599
CAPITALIZATION:
Total Debt	$2,230,652	$2,453,098	$2,312,318	$2,239,696	$2,657,688
Total Preferred Equity and Noncontrolling Interests	200,000	200,000	200,000	200,000	200,000
Total Common Equity and Noncontrolling Interests (9)	6,581,576	6,289,996	5,869,034	5,949,805	6,125,596
Total Market Capitalization	9,012,228	8,943,094	8,381,352	8,389,501	8,983,284
Total Debt / Total Market Capitalization	24.8%	27.4%	27.6%	26.7%	29.6%
Total Debt and Preferred / Total Market Capitalization	27.0%	29.6%	30.0%	29.1%	31.8%

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 33 through 34 “Definitions Included in Supplemental.”

(1)
Net Income Available to Common Stockholders includes $18.3 million, $146.0 million, and $78.5 million gains on sales of depreciable operating properties for the three months ended September 30, 2016, March 31, 2016, and September 30, 2015, respectively, and a $0.3 million loss on sale of land for the three months ended June 30, 2016.

(2)	Results for the three months ended September 30, 2016 include a property damage settlement payment of $5.0 million.

(3)	Please refer to pages 35-36 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA.

(4)	EBITDA and Funds From Operations for the three months ended June 30, 2016 include a $0.3 million loss on sale of land.

(5)
Please refer to page 7 for reconciliations of Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 8 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.

(6)	Reported amounts are attributable to common stockholders and common unitholders.

(7)	Total assets as of September 30, 2016, June 30, 2016, and December 31, 2015, include “Real estate assets and other assets held for sale, net.”

(8)
On January 1, 2016, the Company adopted new accounting guidance which requires deferred financing costs, except costs paid for the unsecured line of credit, to be reclassified as a reduction to the debt liability balance instead of being reported as an asset as historically presented. As a result, total assets have been adjusted from prior amounts reported to reflect this change for all periods presented.

(9)	Includes noncontrolling interest in the operating partnership and excludes noncontrolling interests in consolidated property partnerships.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015

High Price	$73.73	$66.29	$62.94	$69.92	$73.45
Low Price	$66.06	$59.89	$47.38	$62.83	$63.41
Closing Price	$69.35	$66.29	$61.87	$63.28	$65.16

Dividends per share – annualized	$1.50	$1.50	$1.40	$1.40	$1.40

Closing common shares (in 000’s) (1)	92,272	92,255	92,229	92,259	92,220
Closing common partnership units (in 000’s) (1)	2,631	2,631	2,631	1,765	1,788
	94,903	94,886	94,860	94,024	94,008

________________________

(1)	As of the end of the period.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
ASSETS:
Land and improvements	$1,017,591	$1,020,287	$978,643	$875,794	$850,280
Buildings and improvements	4,669,442	4,639,003	4,501,062	4,091,012	4,028,044
Undeveloped land and construction in progress	945,805	894,057	1,018,738	1,361,340	1,475,718
Total real estate assets held for investment	6,632,838	6,553,347	6,498,443	6,328,146	6,354,042
Accumulated depreciation and amortization	(1,095,562)	(1,054,828)	(1,034,315)	(994,241)	(999,557)
Total real estate assets held for investment, net	5,537,276	5,498,519	5,464,128	5,333,905	5,354,485
Real estate assets and other assets held for sale, net	9,440	30,257	—	117,666	—
Cash and cash equivalents	250,523	26,332	38,645	56,508	567,940
Restricted cash	57,501	266,158	261,600	696	8,130
Marketable securities	14,121	13,388	13,418	12,882	12,638
Current receivables, net	9,709	10,112	9,540	11,153	11,533
Deferred rent receivables, net	212,204	207,851	199,232	189,704	183,352
Deferred leasing costs and acquisition-related intangible assets, net	180,613	186,903	186,271	176,683	173,457
Prepaid expenses and other assets, net (1)	60,752	58,913	31,276	27,233	28,064
TOTAL ASSETS	$6,332,139	$6,298,433	$6,204,110	$5,926,430	$6,339,599
LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net (1)	$370,666	$373,500	$378,080	$380,835	$474,684
Unsecured debt, net (1)	1,846,672	1,845,992	1,845,313	1,844,634	2,168,828
Unsecured line of credit	—	220,000	75,000	—	—
Accounts payable, accrued expenses and other liabilities	252,122	211,196	265,863	246,323	249,980
Accrued dividends and distributions	37,749	37,733	35,317	34,992	34,993
Deferred revenue and acquisition-related intangible liabilities, net	134,436	138,394	131,296	128,156	127,473
Rents received in advance and tenant security deposits	48,518	44,663	48,543	49,361	46,579
Liabilities and deferred revenue of real estate assets held for sale	74	321	—	7,543	—
Total liabilities	2,690,237	2,871,799	2,779,412	2,691,844	3,102,537
Equity:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155	96,155	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256	96,256	96,256	96,256
Common stock	923	923	922	923	922
Additional paid-in capital	3,191,718	3,074,508	3,066,994	3,047,894	3,042,330
Retained earnings/(distributions in excess of earnings)	78,107	62,647	67,981	(70,262)	(62,850)
Total stockholders’ equity	3,463,159	3,330,489	3,328,308	3,170,966	3,172,813
Noncontrolling Interests
Common units of the Operating Partnership	93,270	89,495	89,675	57,100	57,913
Noncontrolling interests in consolidated property partnerships	85,473	6,650	6,715	6,520	6,336
Total noncontrolling interests	178,743	96,145	96,390	63,620	64,249
Total equity	3,641,902	3,426,634	3,424,698	3,234,586	3,237,062
TOTAL LIABILITIES AND EQUITY	$6,332,139	$6,298,433	$6,204,110	$5,926,430	$6,339,599

(1) Effective January 1, 2016, the Company adopted Financial Accounting Standards Board Accounting Standards Update No. 2015-03 and 2015-15, which changed the presentation of deferred financing costs on the balance sheet. As a result, for all periods presented, deferred financing costs, with the exception of deferred financing costs related to the unsecured line of credit, have been reclassified as a reduction to the related secured debt, net and unsecured debt, net line items. Deferred financing costs related to the unsecured line of credit are included in prepaid expenses and other assets, net.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUES
Rental income	$146,539	$129,510	$423,947	$391,892
Tenant reimbursements	16,406	11,681	43,948	40,280
Other property income	5,403	362	6,032	1,690
Total revenues	168,348	141,553	473,927	433,862
EXPENSES
Property expenses	30,050	26,684	85,236	78,264
Real estate taxes	14,501	12,087	39,378	37,232
Provision for bad debts	—	—	—	289
Ground leases	909	862	2,506	2,451
General and administrative expenses	13,533	10,799	40,949	36,200
Acquisition-related expenses	188	4	964	397
Depreciation and amortization	56,666	49,422	160,452	152,567
Total expenses	115,847	99,858	329,485	307,400
OTHER (EXPENSES) INCOME
Interest income and other net investment gains (losses)	538	(694)	1,120	177
Interest expense	(14,976)	(12,819)	(41,189)	(44,561)
Total other (expenses) income	(14,438)	(13,513)	(40,069)	(44,384)
INCOME FROM OPERATIONS BEFORE GAINS (LOSSES) ON SALES OF REAL ESTATE	38,063	28,182	104,373	82,078
Net (loss) gain on sales of land	—	—	(295)	17,268
Gains on sales of depreciable operating properties	18,312	78,522	164,302	109,950
NET INCOME	56,375	106,704	268,380	209,296
Net income attributable to noncontrolling common units of the Operating Partnership	(1,453)	(1,945)	(5,892)	(3,850)
Net income attributable to noncontrolling interests in consolidated property partnerships	(1,027)	—	(1,438)	—
Total income attributable to noncontrolling interests	(2,480)	(1,945)	(7,330)	(3,850)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	53,895	104,759	261,050	205,446
Preferred dividends	(3,313)	(3,313)	(9,938)	(9,938)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$50,582	$101,446	$251,112	$195,508
Weighted average common shares outstanding – basic	92,227	92,150	92,221	89,077
Weighted average common shares outstanding – diluted	92,920	92,639	92,832	89,593
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.54	$1.10	$2.71	$2.18
Net income available to common stockholders per share – diluted	$0.54	$1.09	$2.69	$2.17

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$50,582	$101,446	$251,112	$195,508
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,453	1,945	5,892	3,850
Net income attributable to noncontrolling interests in consolidated property partnerships	1,027	—	1,438	—
Depreciation and amortization of real estate assets	55,460	48,719	157,587	150,531
Gains on sales of depreciable real estate	(18,312)	(78,522)	(164,302)	(109,950)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(1,675)	—	(2,277)	—
Funds From Operations (1)(2)(3)	$88,535	$73,588	$249,450	$239,939
Weighted average common shares/units outstanding – basic (4)	95,992	95,097	95,760	92,048
Weighted average common shares/units outstanding – diluted (4)	96,686	95,586	96,371	92,564
FFO per common share/unit – basic (2)	$0.92	$0.77	$2.60	$2.61
FFO per common share/unit – diluted (2)	$0.92	$0.77	$2.59	$2.59
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)(3)	$88,535	$73,588	$249,450	$239,939
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(16,724)	(17,014)	(43,032)	(45,332)
Amortization of deferred revenue related to tenant-funded tenant improvements (3)(5)	(3,531)	(3,653)	(9,631)	(9,957)
Net effect of straight-line rents	(4,198)	(6,956)	(22,735)	(35,288)
Amortization of net below market rents (6)	(1,836)	(1,740)	(5,079)	(6,769)
Amortization of deferred financing costs and net debt discount/premium	356	163	984	276
Non-cash amortization of share-based compensation awards	5,229	3,622	15,263	11,272
Other lease related adjustments, net (7)	53	315	3,280	448
Funds Available for Distribution (1)	$67,884	$48,325	$188,500	$154,589

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(1)	See page 32 for Management Statements on Funds From Operation and Funds Available for Distribution.

(2)	Reported amounts are attributable to common stockholders and unitholders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.5 million and $3.7 million for the three months ended September 30, 2016 and 2015, respectively, and $9.6 million and $10.0 million for the nine months ended September 30, 2016 and 2015, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(7)	Includes other non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Reconciliation of Funds Available for Distribution to GAAP Net Cash Provided by Operating Activities
(unaudited, $ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Funds Available for Distribution (1)	$67,884	$48,325	$188,500	$154,589
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	16,724	17,014	43,032	45,332
Net loss (gain) on sales of land	—	—	295	(17,268)
Preferred dividends	3,313	3,313	9,938	9,938
Depreciation of furniture, fixtures and equipment	1,206	703	2,865	2,036
Provision for uncollectible tenant receivables	—	—	—	47
Net changes in operating assets and liabilities (2)	23,801	15,051	3,522	929
Noncontrolling interests in property partnerships share of FAD	1,361	—	1,962	—
Cash adjustments related to investing and financing activities	687	1,378	2,491	7,009

GAAP Net Cash Provided by Operating Activities	$114,976	$85,784	$252,605	$202,612

________________________

(1)	Please refer to page 32 for a Management Statement on Funds Available for Distribution.

(2)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Same Store Analysis (1)(2)
(unaudited, $ in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Total Same Store Portfolio
Number of properties	94	94		94	94
Square Feet	12,385,933	12,385,933		12,385,933	12,385,933
Percent of Stabilized Portfolio	91.0%	94.9%		91.0%	94.9%
Average Occupancy	96.2%	95.6%		95.8%	95.9%
Operating Revenues:
Rental income	$126,590	$122,436	3.4%	$376,103	$364,813	3.1%
Tenant reimbursements	13,005	10,157	28.0%	35,789	35,444	1.0%
Other property income	383	358	7.0%	988	1,684	(41.3)%
Total operating revenues	139,978	132,951	5.3%	412,880	401,941	2.7%
Operating Expenses:
Property expenses	25,504	25,884	(1.5)%	74,816	74,507	0.4%
Real estate taxes	11,900	10,978	8.4%	32,974	33,605	(1.9)%
Provision for bad debts	—	—	—%	—	342	(100.0)%
Ground leases	909	862	5.5%	2,506	2,451	2.2%
Total operating expenses	38,313	37,724	1.6%	110,296	110,905	(0.5)%
GAAP Net Operating Income	$101,665	$95,227	6.8%	$302,584	$291,036	4.0%

Same Store Analysis (Cash Basis) (2)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Total operating revenues	$133,445	$121,519	9.8%	$391,860	$352,702	11.1%
Total operating expenses	38,334	37,745	1.6%	110,360	110,627	(0.2)%
Cash Net Operating Income	$95,111	$83,774	13.5%	$281,500	$242,075	16.3%

________________________

(1)	Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2015 and still owned and included in the stabilized portfolio as of September 30, 2016.

(2)	Please refer to page 35 for a reconciliation of Same Store GAAP Net Operating Income and Same Store Cash Net Operating Income to Net Income Available to Common Stockholders.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
OFFICE PORTFOLIO	Buildings	YTD NOI %	SF %	Total SF	9/30/2016	6/30/2016	9/30/2016
Los Angeles and Ventura Counties
101 Corridor	4	1.2%	2.3%	309,354	99.1%	96.0%	99.1%
El Segundo	5	5.6%	8.0%	1,093,050	98.0%	96.0%	98.4%
Hollywood	3	3.6%	3.2%	441,200	98.1%	98.2%	99.6%
Long Beach	7	3.7%	7.0%	949,910	89.9%	89.9%	94.3%
West Los Angeles	10	5.3%	6.2%	839,169	92.9%	94.1%	94.1%
Total Los Angeles and Ventura Counties	29	19.4%	26.7%	3,632,683	94.8%	94.2%	96.5%
Total Orange County	1	1.7%	2.0%	271,556	97.8%	97.8%	97.8%
San Diego County
Del Mar	13	9.6%	9.4%	1,275,538	97.4%	96.7%	98.7%
I-15 Corridor	5	3.7%	4.0%	540,854	96.6%	96.6%	99.0%
Mission Valley	4	1.3%	2.1%	290,586	91.2%	91.2%	91.2%
Point Loma	1	0.4%	0.8%	103,900	100.0%	100.0%	100.0%
Sorrento Mesa	6	1.5%	2.8%	384,557	87.5%	61.3%	87.5%
University Towne Center	1	0.1%	0.3%	47,846	58.2%	20.8%	87.3%
Total San Diego County	30	16.6%	19.4%	2,643,281	94.5%	89.0%	96.1%
San Francisco Bay Area
Menlo Park	7	3.4%	2.8%	378,358	100.0%	100.0%	100.0%
Mountain View	4	5.0%	4.0%	542,235	100.0%	100.0%	100.0%
Redwood City	2	4.5%	2.6%	347,269	98.5%	98.5%	100.0%
San Francisco	8	25.1%	20.5%	2,793,856	97.2%	97.8%	99.2%
Sunnyvale	8	8.2%	6.8%	930,221	100.0%	100.0%	100.0%
Total San Francisco Bay Area	29	46.2%	36.7%	4,991,939	98.3%	98.7%	99.5%
Greater Seattle
Bellevue	2	7.2%	6.6%	905,225	97.7%	97.4%	97.7%
Kirkland	4	1.6%	2.1%	279,924	94.3%	94.3%	94.3%
Lake Union	6	7.3%	6.5%	880,989	100.0%	100.0%	100.0%
Total Greater Seattle	12	16.1%	15.2%	2,066,138	98.2%	98.1%	98.2%
TOTAL OFFICE PORTFOLIO	101	100.0%	100.0%	13,605,597	96.6%	95.5%	97.8%

					Occupied at		Leased at
RESIDENTIAL PORTFOLIO		Submarket	Buildings	Total No. of Units	9/30/2016	6/30/2016	9/30/2016
Los Angeles and Ventura Counties
1550 N. El Centro Avenue		Hollywood	1	200	18.5%	13.0%	22.0%

Average Office Occupancy
Quarter-to-Date	Year-to-Date
96.1%	95.3%

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Los Angeles and Ventura, California
23925 Park Sorrento	101 Corridor	11,789	100.0%
23975 Park Sorrento	101 Corridor	104,797	100.0%
24025 Park Sorrento	101 Corridor	108,670	97.4%
2829 Townsgate Road	101 Corridor	84,098	100.0%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	244,136	92.3%
999 N. Sepulveda Boulevard	El Segundo	128,588	97.9%
6115 W. Sunset Boulevard	Hollywood	26,105	98.4%
6121 W. Sunset Boulevard	Hollywood	91,173	100.0%
6255 W. Sunset Boulevard	Hollywood	323,922	97.6%
3750 Kilroy Airport Way	Long Beach	10,457	86.1%
3760 Kilroy Airport Way	Long Beach	165,278	100.0%
3780 Kilroy Airport Way	Long Beach	219,745	82.0%
3800 Kilroy Airport Way	Long Beach	192,476	85.8%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	129,893	78.7%
12100 W. Olympic Boulevard	West Los Angeles	152,048	100.0%
12200 W. Olympic Boulevard	West Los Angeles	150,117	99.7%
12233 W. Olympic Boulevard	West Los Angeles	151,029	91.8%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	44,915	100.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	88,340	68.7%
501 Santa Monica Boulevard	West Los Angeles	73,212	74.3%
Total Los Angeles and Ventura Counties		3,632,683	94.8%

Orange County, California
2211 Michelson Drive	Irvine	271,556	97.8%
Total Orange County		271,556	97.8%

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	53,751	100.0%
12340 El Camino Real	Del Mar	87,774	100.0%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,806	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,349	100.0%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Centre Drive	Del Mar	50,677	100.0%
3611 Valley Centre Drive	Del Mar	130,047	100.0%
3661 Valley Centre Drive	Del Mar	128,330	92.5%
3721 Valley Centre Drive	Del Mar	115,193	79.5%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,128	86.8%
2355 Northside Drive	Mission Valley	53,610	100.0%
2365 Northside Drive	Mission Valley	96,437	83.0%
2375 Northside Drive	Mission Valley	51,516	89.4%
2385 Northside Drive	Mission Valley	89,023	95.7%
2305 Historic Decatur Road	Point Loma	103,900	100.0%
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,327	100.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%
10445 Pacific Center Court	Sorrento Mesa	48,709	100.0%
10455 Pacific Center Court	Sorrento Mesa	88,577	45.8%
4690 Executive Drive	University Towne Center	47,846	58.2%
Total San Diego County		2,643,281	94.5%

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	100.0%
4300 Bohannon Drive	Menlo Park	63,079	100.0%
4400 Bohannon Drive	Menlo Park	48,146	100.0%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	100.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%
900 Middlefield Road	Redwood City	118,764	95.5%
100 First Street	San Francisco	467,095	95.2%
303 Second Street	San Francisco	740,047	98.9%
201 Third Street	San Francisco	346,538	90.3%
360 Third Street	San Francisco	429,796	100.0%
250 Brannan Street	San Francisco	95,008	100.0%
301 Brannan Street	San Francisco	74,430	100.0%
333 Brannan Street	San Francisco	185,602	98.1%
350 Mission Street	San Francisco	455,340	98.0%
1310 Chesapeake Terrace	Sunnyvale	76,244	100.0%
1315 Chesapeake Terrace	Sunnyvale	55,635	100.0%
1320-1324 Chesapeake Terrace	Sunnyvale	79,720	100.0%
1325-1327 Chesapeake Terrace	Sunnyvale	55,383	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		4,991,939	98.3%

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	99.6%
10900 NE 4th Street	Bellevue	416,755	95.4%
10210 NE Points Drive	Kirkland	84,641	100.0%
10220 NE Points Drive	Kirkland	49,851	100.0%
10230 NE Points Drive	Kirkland	98,982	100.0%
3933 Lake Washington Blvd NE	Kirkland	46,450	65.5%
837 N. 34th Street	Lake Union	111,580	100.0%
701 N. 34th Street	Lake Union	138,994	100.0%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,643	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		2,066,138	98.2%

TOTAL		13,605,597	96.6%

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Information on Leases Commenced (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	23	14	173,549	149,625	$31.21	12.1%	0.9%	61.5%	63
Year to Date	68	48	449,527	384,077	35.98	23.7%	10.3%	50.7%	69

Information on Leases Executed (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (3)		Square Feet (3)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (4)	18	14	164,401	149,625	$34.55	24.1%	11.8%	56
Year to Date (5)	65	48	435,375	384,077	38.97	28.2%	14.2%	67

________________________

(1)	Includes 100% of consolidated property partnerships.

(2)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three and nine months ended September 30, 2016, including first and second generation space, net of month-to-month leases.

(3)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three and nine months ended September 30, 2016, including first and second generation space, net of month-to-month leases.

(4)	During the three months ended September 30, 2016, 11 new leases totaling 130,712 square feet were signed but not commenced as of September 30, 2016.

(5)	During the nine months ended September 30, 2016, 21 new leases totaling 208,101 square feet were signed but not commenced as of September 30, 2016.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2016	Q3 2016	Q2 2016	Q1 2016
1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$3,957	$514	$1,171	$2,272

Total	$3,957	$514	$1,171	$2,272

	Total 2016	Q3 2016	Q2 2016	Q1 2016
2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$12,037	$5,252	$3,795	$2,990

Tenant Improvements & Leasing Commissions (2)	31,074	11,551	6,973	12,550

Total	$43,111	$16,803	$10,768	$15,540

________________________

(1)	Includes 100% of capital expenditures of consolidated property partnerships.

(2)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2016	25	164,368	1.3%	$6,263	1.2%	$38.10
2017	106	1,106,849	8.6%	41,771	7.9%	37.74
2018	78	1,356,935	10.5%	54,647	10.3%	40.27
2019	105	1,719,780	13.3%	62,371	11.7%	36.27
2020	94	1,924,588	14.9%	72,034	13.6%	37.43
2021	81	1,103,312	8.5%	46,729	8.8%	42.35
2022	30	512,490	4.0%	20,972	4.0%	40.92
2023	27	650,354	5.0%	31,442	5.8%	48.35
2024	19	633,487	4.9%	25,289	4.8%	39.92
2025	7	101,642	0.8%	4,751	0.9%	46.74
2026 and beyond	37	3,648,712	28.2%	164,372	31.0%	45.05
Total (2)	609	12,922,517	100.0%	$530,641	100.0%	$41.06

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)
For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases, vacant space and future lease renewal options not executed as of September 30, 2016.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2016	Los Angeles	15	53,870	0.4%	$2,152	0.4%	$39.95
	Orange County	1	10,661	0.1%	414	0.1%	38.83
	San Diego	1	5,442	0.1%	137	—%	25.17
	San Francisco Bay Area	5	64,686	0.5%	3,004	0.6%	46.44
	Greater Seattle	3	29,709	0.2%	556	0.1%	18.71
	Total	25	164,368	1.3%	$6,263	1.2%	$38.10

2017	Los Angeles	61	459,079	3.6%	$16,028	3.0%	$34.91
	Orange County	6	57,096	0.4%	2,382	0.5%	41.72
	San Diego	11	69,535	0.5%	2,258	0.4%	32.47
	San Francisco Bay Area	17	266,916	2.1%	12,861	2.4%	48.18
	Greater Seattle	11	254,223	2.0%	8,242	1.6%	32.42
	Total	106	1,106,849	8.6%	$41,771	7.9%	$37.74

2018	Los Angeles	38	173,722	1.4%	$5,671	1.1%	$32.64
	Orange County	3	18,263	0.1%	639	0.1%	34.99
	San Diego	10	504,386	3.9%	21,658	4.1%	42.94
	San Francisco Bay Area	13	298,712	2.3%	15,165	2.8%	50.77
	Greater Seattle	14	361,852	2.8%	11,514	2.2%	31.82
	Total	78	1,356,935	10.5%	$54,647	10.3%	$40.27

2019	Los Angeles	36	418,717	3.2%	$13,555	2.5%	$32.37
	Orange County	6	77,922	0.6%	3,234	0.6%	41.50
	San Diego	20	320,451	2.5%	11,242	2.1%	35.08
	San Francisco Bay Area	24	702,797	5.4%	28,147	5.3%	40.05
	Greater Seattle	19	199,893	1.6%	6,193	1.2%	30.98
	Total	105	1,719,780	13.3%	$62,371	11.7%	$36.27

2020	Los Angeles	44	413,576	3.2%	$14,064	2.8%	$34.01
	Orange County	5	38,526	0.3%	1,238	0.2%	32.13
	San Diego	20	634,045	4.9%	23,027	4.3%	36.32
	San Francisco Bay Area	17	593,005	4.6%	26,645	5.0%	44.93
	Greater Seattle	8	245,436	1.9%	7,060	1.3%	28.77
	Total	94	1,924,588	14.9%	$72,034	13.6%	$37.43

2021 and Beyond	Los Angeles	83	1,784,674	13.8%	$64,869	12.2%	$36.35
	Orange County	5	59,868	0.5%	2,047	0.4%	34.19
	San Diego	32	921,558	7.1%	35,581	6.7%	38.61
	San Francisco Bay Area	49	2,960,378	22.9%	156,811	29.6%	52.97
	Greater Seattle	32	923,519	7.1%	34,247	6.4%	37.08
	Total	201	6,649,997	51.4%	$293,555	55.3%	$44.14

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2016 and 2017
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2016:
Q4 2016	25	164,368	1.3%	$6,263	1.2%	$38.10
Total 2016	25	164,368	1.3%	$6,263	1.2%	$38.10

2017:
Q1 2017	33	375,806	2.9%	$14,456	2.7%	$38.47
Q2 2017	23	164,023	1.3%	6,182	1.2%	37.69
Q3 2017	25	239,561	1.9%	9,439	1.8%	39.40
Q4 2017	25	327,459	2.5%	11,694	2.2%	35.71
Total 2017	106	1,106,849	8.6%	$41,771	7.9%	$37.74

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
LinkedIn Corporation	$28,344	663,239	5.3%	4.9%
salesforce.com, inc. (3)	24,183	468,445	4.6%	3.4%
DIRECTV, LLC	22,467	667,852	4.2%	4.9%
Box, Inc.	22,441	371,792	4.2%	2.7%
Synopsys, Inc.	15,492	340,913	2.9%	2.5%
Bridgepoint Education, Inc.	15,066	322,342	2.8%	2.4%
Dropbox, Inc.	14,827	182,054	2.8%	1.3%
Delta Dental of California	10,313	188,143	1.9%	1.4%
AMN Healthcare, Inc.	9,001	176,075	1.7%	1.3%
Concur Technologies	8,852	243,429	1.7%	1.8%
Zenefits Insurance Service	7,314	96,305	1.4%	0.7%
Riot Games, Inc.	6,817	123,143	1.3%	0.9%
Adobe Systems, Inc.	6,596	204,757	1.2%	1.5%
Group Health Cooperative	6,372	183,422	1.2%	1.3%
Neurocrine Biosciences, Inc.	6,366	140,591	1.2%	1.0%

Total Top Fifteen Tenants	$204,451	4,372,502	38.4%	32.0%

________________________

(1)	The information presented is as of September 30, 2016.

(2)	Includes 100% of annualized base rental revenues of consolidated property partnerships.

(3)	The Company has entered into leases with various affiliates of the tenant.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

2016 Operating Property Acquisitions
($ in millions)

COMPLETED OPERATING PROPERTY ACQUISITIONS	Submarket	Month of Acquisition	Number of Buildings	Rentable Square Feet	Purchase Price
1st Quarter
None

2nd Quarter
1290-1300 Terra Bella Ave., Mountain View, CA	Mountain View	June	1	114,175	$55.4

3rd Quarter
None

TOTAL			1	114,175	$55.4

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

2016 Operating Property Dispositions, Strategic Ventures and Real Estate Held for Sale
($ in millions)

COMPLETED OPERATING PROPERTY DISPOSITIONS
Property	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
Torrey Santa Fe Properties (2)	Del Mar	January	4	465,812	$262.3

2nd Quarter
None

3rd Quarter
4930, 4939 & 4955 Directors Place, San Diego, CA (3)	Sorrento Mesa	July	2	136,908	49.0

TOTAL OPERATING PROPERTY DISPOSITIONS			6	602,720	$311.3

COMPLETED CONSOLIDATED STRATEGIC VENTURE TRANSACTIONS
Property	Submarket	Month Completed	Rentable Square Feet	Noncontrolling Interest %
100 First Street, San Francisco, CA	San Francisco	August	467,095	44%

OPERATING PROPERTIES HELD FOR SALE AS OF SEPTEMBER 30, 2016
Property	Submarket	No. of Buildings	Rentable Square Feet	Sales Price (1)
5717 Pacific Center Boulevard, San Diego, CA (4)	Sorrento Mesa	1	67,995	$12.1

____________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

(2)	The Torrey Santa Fe Properties include the following: 7525 Torrey Santa Fe, 7535 Torrey Santa Fe, 7545 Torrey Santa Fe, and 7555 Torrey Santa Fe.

(3)	These properties include two operating properties totaling 136,908 rentable square feet and a 7.0 acre undeveloped land parcel.

(4)	The sale of this property is scheduled to close in January of 2017.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

2016 Land Dispositions
($ in millions)

COMPLETED LAND DISPOSITIONS
Property	Submarket	Month of Disposition	Gross Site Acreage	Sales Price (1)
1st Quarter
Carlsbad Oaks - Lot 7	Carlsbad	January	7.6	$4.5

2nd Quarter
Carlsbad Oaks - Lots 4 & 5	Carlsbad	June	11.2	6.0
Carlsbad Oaks - Lot 8	Carlsbad	June	13.2	8.9

3rd Quarter
None

TOTAL LAND DISPOSITIONS			32.0	$19.4

____________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Stabilized Development Projects and Development Projects in Lease-up
($ in millions)

STABILIZED DEVELOPMENT PROJECTS	Location	Start Date	Completion Date	Total Estimated Investment	Rentable Square Feet	Office % Leased
1st Quarter
350 Mission Street	San Francisco	4Q 2012	3Q 2015	$277.8	455,340	100%
333 Brannan Street	San Francisco	4Q 2013	3Q 2015	101.5	185,602	100%

2nd Quarter
None

3rd Quarter
None

TOTAL:				$379.3	640,942	100%

LEASE-UP PROJECTS	Location	Start Date	Completion Date	Estimated Stabilization Date	Total Estimated Investment	Rentable Square Feet	% Committed
The Heights at Del Mar	Del Mar	4Q 2014	4Q 2015	4Q 2016	$45.0	73,000	65%
Columbia Square Phase 2 - Office	Hollywood	3Q 2013	1Q 2016	1Q 2017	230.0	377,000	84%

TOTAL:					$275.0	450,000	81%

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

In-Process, Near-Term and Future Development Pipeline
($ in millions)

	Location	Estimated Construction Period		Estimated Stabilization Date	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 9/30/2016 (1)	Office % Leased
		Start Date	Compl. Date
UNDER CONSTRUCTION:
San Francisco Bay Area
The Exchange on 16th (2)	San Francisco	2Q 2015	3Q 2017	3Q 2018	700,000	$485.0	$200.8	—%

TOTAL:					700,000	$485.0	$200.8	—%

NEAR-TERM DEVELOPMENT PIPELINE (3):	Location	Potential Start Date (4)	Approx. Developable Square Feet		Total Estimated Investment	Total Costs as of 9/30/2016 (1)

100 Hooper	San Francisco	2016	400,000		$270	$97.6
One Paseo (5)	Del Mar	2016	1,100,000		650	197.3
333 Dexter (6)	South Lake Union	2017	700,000		385	71.4
Academy Project	Hollywood	2017	545,000		390	70.5
TOTAL:			2,745,000		$1,695	$436.8

FUTURE DEVELOPMENT PIPELINE:

Flower Mart (7)	San Francisco		TBD		TBD	$196.9
9455 Towne Centre Drive (8)	San Diego		150,000		TBD	8.9
Pacific Corporate Center – Lot 8	Sorrento Mesa		170,000		TBD	14.3
Santa Fe Summit – Phase II and III	56 Corridor		600,000		TBD	78.4
TOTAL:						$298.5

________________________

(1)	Represents cash paid and costs incurred as of September 30, 2016.

(2)	Represents timing, estimated rentable square feet and total estimated investment for multi-tenant office project.

(3)
Project timing, costs, developable square feet and scope could change materially from estimated data provided due to one of more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new office supply, regulatory and entitlement processes or project design.

(4)
Potential start dates assume successfully obtaining all entitlements and approvals necessary to commence construction. Actual commencement is subject to extensive consideration of market conditions and economic factors.

(5)
In July 2016, the Company received final entitlement approval for this project. Development for this project will occur in phases with the first phase estimated to commence in the fourth quarter of 2016 with an estimated Phase I investment amount of approximately $150 million to $200 million.

(6)	Consists of four adjacent parcels in the South Lake Union submarket of Seattle.

(7)
In the first quarter of 2016, the Company purchased approximately 1.75 acres located at 610-620 Brannan Street immediately adjacent to the Flower Mart development site in the SOMA district of San Francisco.

(8)
The Company is planning to demolish the existing 2-story 45,195 rentable square foot office building and is currently pursuing entitlements to build a new 5-story 150,000 rentable square foot building.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Capital Structure
As of September 30, 2016
($ in thousands)

	Shares/Units September 30, 2016	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT: (1) (2) (3)
Unsecured Term Loan Facility		$150,000	1.7%
Unsecured Term Loan		39,000	0.5%
Unsecured Senior Notes due 2018		325,000	3.6%
Unsecured Senior Notes due 2020		250,000	2.8%
Unsecured Senior Notes due 2023		300,000	3.3%
Unsecured Senior Notes due 2025		400,000	4.4%
Unsecured Senior Notes due 2029		400,000	4.4%
Secured Debt		366,652	4.1%
Total Debt		$2,230,652	24.8%
EQUITY AND NONCONTROLLING INTEREST IN THE OPERATING PARTNERSHIP: (4)
6.875% Series G Cumulative Redeemable Preferred stock (5)	4,000,000	$100,000	1.1%
6.375% Series H Cumulative Redeemable Preferred stock (5)	4,000,000	100,000	1.1%
Common limited partnership units outstanding (6)	2,631,276	182,479	2.0%
Shares of common stock outstanding (6)	92,272,492	6,399,097	71.0%
Total Equity and Noncontrolling Interests		$6,781,576	75.2%
TOTAL MARKET CAPITALIZATION		$9,012,228	100.0%

________________________

(1)
In September, the Company completed a private placement of $175.0 million of ten-year, 3.35% unsecured senior notes and $75.0 million of twelve-year, 3.45% unsecured senior notes with a delayed draw option required to be exercised by February 17, 2017. The table above does not reflect any amounts pertaining to these notes since there were no amounts drawn or outstanding as of September 30, 2016.

(2)	There was no outstanding balance on the unsecured line of credit as of September 30, 2016.

(3)
Represents gross aggregate principal amount due at maturity before the effect of the following at September 30, 2016: $11.4 million of unamortized deferred financing costs, $6.8 million of unamortized discounts for the unsecured senior notes and $4.9 million of unamortized premiums for the secured debt.

(4)	Includes common units of the Operating Partnership; does not include noncontrolling interests in consolidated property partnerships.

(5)	Value based on $25.00 per share liquidation preference.

(6)	Value based on closing share price of $69.35 as of September 30, 2016.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Debt Analysis
As of September 30, 2016

TOTAL DEBT COMPOSITION (1)
	Percent of Total Debt	Weighted Average
		Interest Rate	Years to Maturity
Secured vs. Unsecured Debt
Unsecured Debt	83.6%	4.4%	6.8
Secured Debt	16.4%	5.1%	3.9
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	8.5%	1.7%	2.8
Fixed-Rate Debt	91.5%	4.7%	6.6

Stated Interest Rate		4.5%	6.3

GAAP Effective Rate		4.4%

GAAP Effective Rate Including Debt Issuance Costs		4.7%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of September 30, 2016
Unsecured Credit Facility, Term Loan Facility, and Term Loan (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	25%
Fixed charge coverage ratio	greater than 1.5x	3.0x
Unsecured debt ratio	greater than 1.67x	3.46x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.88x

Unsecured Senior Notes due 2018, 2020, 2023, 2025 and 2029 (as defined in the Indentures):
Total debt to total asset value	less than 60%	32%
Interest coverage	greater than 1.5x	7.7x
Secured debt to total asset value	less than 40%	5%
Unencumbered asset pool value to unsecured debt	greater than 150%	331%

________________________

(1)
In September, the Company completed a private placement of $175.0 million of ten-year, 3.35% unsecured senior notes and $75.0 million of twelve-year, 3.45% unsecured senior notes with a delayed draw option required to be exercised by February 17, 2017. The table above does not reflect any amounts pertaining to these notes since there were no amounts drawn or outstanding as of September 30, 2016. The table above also does not reflect any amounts pertaining to the unsecured line of credit as there were no amounts outstanding as of September 30, 2016.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate (1)	Maturity Date	2016	2017	2018	2019	2020	After 2020	Total (2)

Unsecured Debt: (3)(4)
Floating (5)	1.67%	1.67%	7/1/2019				$150,000			$150,000
Floating (5)	1.67%	1.67%	7/1/2019				39,000			39,000
Fixed	4.80%	4.83%	7/15/2018			325,000				325,000
Fixed	6.63%	6.74%	6/1/2020					250,000		250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000
Fixed	4.38%	4.44%	10/1/2025						400,000	400,000
Fixed	4.25%	4.35%	8/15/2029						400,000	400,000

Total unsecured debt	4.36%	4.41%		—	—	325,000	189,000	250,000	1,100,000	1,864,000

Secured Debt:
Fixed	6.51%	6.51%	2/1/2017	297	64,406					64,703
Fixed	7.15%	7.15%	5/1/2017	711	1,215					1,926
Fixed	4.27%	4.27%	2/1/2018	649	2,671	123,085				126,405
Fixed (6)	6.05%	3.50%	6/1/2019	416	1,727	1,835	74,479			78,457
Fixed	4.48%	4.48%	7/1/2027	407	1,673	1,749	1,830	1,913	87,589	95,161

Total secured debt	5.12%	4.56%		2,480	71,692	126,669	76,309	1,913	87,589	366,652

Total	4.48%	4.44%		$2,480	$71,692	$451,669	$265,309	$251,913	$1,187,589	$2,230,652

________________________

(1)	Represents the rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of discounts/premiums, excluding deferred financing costs.

(2)
Amounts presented represent the gross aggregate principal amount due at maturity before the effect of the following at September 30, 2016: $11.4 million of unamortized deferred financing costs, $6.8 million of unamortized discounts for the unsecured senior notes and $4.9 million of unamortized premiums for the secured debt.

(3)
In September, the Company completed a private placement of $175.0 million of ten-year, 3.35% unsecured senior notes and $75.0 million of twelve-year, 3.45% unsecured senior notes with a delayed draw option required to be exercised by February 17, 2017. The table above does not reflect any amounts pertaining to these notes since there were no amounts drawn or outstanding as of September 30, 2016.

(4)	There was no outstanding balance on the unsecured line of credit as of September 30, 2016.

(5)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.150% at September 30, 2016.

(6)	Represents secured debt assumed in connection with an operating property acquisition.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

FFO Guidance/Outlook (1)
(unaudited, $ and shares/units in thousands, except per share amounts)

	Full Year 2016 Range at September 30, 2016
	Low End	High End
Funds From Operations	$331,000	$335,000

Weighted average common shares/units outstanding - diluted	96,500	96,500

FFO per common share/unit - diluted	$3.43	$3.47

________________________

(1)
The Company does not provide a reconciliation for its guidance range of FFO per common share/unit - diluted to net income available to common stockholders per common share - diluted, the most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income available to common stockholders per share - diluted, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of FFO per common share/unit - diluted would imply a degree of precision as to its forward-looking net income available to common stockholders per common share - diluted that would be confusing or misleading to investors.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on October 26, 2016 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as consolidated operating revenues (rental income, tenant reimbursements and other property income) less consolidated property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and bad debt expense. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company's financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company’s EBITDA may not be comparable to other REITs.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use. These costs are not subtracted in our calculation of FAD.

Fixed Charge Coverage Ratio:

Calculated as EBITDA divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Lease-up Properties:

Properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities.

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Operating Margins:

Calculated as Net Operating Income divided by total revenues.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2015 and still owned and included in the stabilized portfolio as of September 30, 2016. It does not include undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties held-for-sale. We define lease-up properties as properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Reconciliation of Same Store Net Operating Income to Net Income Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Same Store Cash Net Operating Income	$95,111	$83,774	$281,500	$242,075
Cash to GAAP Adjustments:
GAAP Operating Revenues Adjustments, net (1)	6,533	11,432	21,020	49,239
GAAP Operating Expenses Adjustments, net (2)	21	21	64	(278)
Same Store GAAP Net Operating Income	101,665	95,227	302,584	291,036
Non-Same Store GAAP Net Operating Income (3)	21,223	6,693	44,223	24,590
Net Operating Income, as defined (4)	122,888	101,920	346,807	315,626
Adjustments:
General and administrative expenses	(13,533)	(10,799)	(40,949)	(36,200)
Acquisition-related expenses	(188)	(4)	(964)	(397)
Depreciation and amortization	(56,666)	(49,422)	(160,452)	(152,567)
Interest income and other net investment gains (losses)	538	(694)	1,120	177
Interest expense	(14,976)	(12,819)	(41,189)	(44,561)
Net (loss) gain on sales of land	—	—	(295)	17,268
Gains on sales of depreciable operating properties	18,312	78,522	164,302	109,950
Net Income	56,375	106,704	268,380	209,296
Net income attributable to noncontrolling interest in the Operating Partnership	(1,453)	(1,945)	(5,892)	(3,850)
Net income attributable to noncontrolling interests in consolidated property partnerships	(1,027)	—	(1,438)	—
Preferred dividends	(3,313)	(3,313)	(9,938)	(9,938)
Net Income Available to Common Stockholders	$50,582	$101,446	$251,112	$195,508

________________________

(1)	Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements and amortization of above and below market lease intangibles,

(2)	Includes the amortization of above and below market lease intangibles for ground leases and bad debt expense.

(3)
Includes the results of two stabilized development office properties completed and stabilized in the first quarter of 2016, four stabilized office development properties completed and stabilized in the fourth quarter of 2015, one office property acquired in the second quarter of 2016, six office properties disposed of in 2016, ten office properties disposed of in 2015, one property held for sale at September 30, 2016, two office projects in “lease-up” at September 30, 2016, the recently completed residential property, and expenses for certain of our in-process, near-term and future development projects.

(4)	Please refer to pages 30-31 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.

Kilroy Realty Corporation
Third Quarter 2016 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA
(unaudited, $ in thousands)

	Three Months Ended September 30,
	2016	2015
Net Income Available to Common Stockholders	$50,582	$101,446
Interest expense	14,976	12,819
Depreciation and amortization	56,666	49,422
Net income attributable to noncontrolling common units of the Operating Partnership	1,453	1,945
Net income attributable to noncontrolling interests in consolidated property partnerships	1,027	—
Gains on sales of depreciable operating properties	(18,312)	(78,522)
Preferred dividends	3,313	3,313

EBITDA (1)	$109,705	$90,423

________________________

(1)	Please refer to page 31 for a Management Statement on EBITDA.